Exhibit 10.5

GUARANTY

This Guaranty (this “Guaranty”), dated as of May 5, 2023, by VSee Lab, Inc., a Delaware corporation (“VSee”), and iDoc Virtual Telehealth Solutions, Inc., a Texas corporation (“iDoc” and together with VSee, and including their respective successors and permitted assigns, collectively, the “Guarantors”), in favor of [HOLDER] (the “Holder”) of the Promissory Note due May 5, 2024 (the “Note”), issued and sold by Digital Health Acquisition Corp., a Delaware corporation (“DHAC”), pursuant to the Securities Purchase Agreement, dated as of May 5, 2023, by and between DHAC and [HOLDER] (the “Purchase Agreement”). Capitalized terms used but not defined herein shall be used to refer to any item included within the definition of such term under the Note, including if such term is defined in such Note merely by reference to such definition in the Purchase Agreement.

W i t n e s s e t h:

Whereas, pursuant to the Purchase Agreement, the Holder has agreed to purchase the Note from DHAC upon the terms and subject to the conditions set forth therein;

Whereas, each Guarantor has agreed to guaranty the Guaranteed Obligations, as defined below;

WHEREAS, each Guarantor will derive substantial direct and indirect benefits from the purchase of the Note under the Purchase Agreement; and

Whereas, it is a condition precedent to the obligation of the Holder to purchase the Note from DHAC under the Purchase Agreement that the Guarantors shall have executed this Guaranty and delivered it to the Holder;

Now, therefore, in consideration of the premises and to induce the Holder to enter into the Purchase Agreement and to induce the Holder to purchase the Note from DHAC thereunder, each Guarantor hereby agrees with the Holder as follows:

ARTICLE I     GUARANTY

1.1            Guaranty. To induce the Holder to purchase the Note, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Transaction Document, of all the Obligations of DHAC owing to the Holder under the Transaction Documents (the “Guaranteed Obligations”). This guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

1.2            Limitation of Guaranty. Any term or provision of this Guaranty or any other Transaction Document to the contrary notwithstanding, the maximum aggregate amount for which any guarantor that is not a direct or indirect owner of stock in DHAC (any “Subsidiary Guarantor”) shall be liable hereunder shall not exceed the maximum amount for which such Subsidiary Guarantor can be liable without rendering this Guaranty or any other Transaction Document, as it relates to such Subsidiary Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable applicable law (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 1.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under this Guaranty.

1.3            Contribution. To the extent that any Subsidiary Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the economic benefit actually received by such Subsidiary Guarantor from the Note and other Obligations of each Beneficiary (defined below) and (b) the amount such Subsidiary Guarantor would otherwise have paid if each Subsidiary Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by DHAC) in the same proportion as such Subsidiary Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Subsidiary Guarantors on such date, then such Subsidiary Guarantor shall be reimbursed by such other Subsidiary Guarantor for the amount of such excess, pro rata, based on the respective net worth of such other Subsidiary Guarantor on such date.

1.4            Authorization; Other Agreements. The Holder, and each other holder of an Obligation or holder or beneficiary of a Guaranteed Obligation (collectively, and together with their successors and permitted assigns, the “Beneficiaries”) are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a)            (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Transaction Document;

(b)            apply any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Transaction Documents;

(c)            refund at any time any payment received by any Beneficiary in respect of any Guaranteed Obligation;

(d)            (i) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (ii) otherwise deal in any manner with the Guarantors and any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e)            settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

1.5            Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty):

(a)            the invalidity or unenforceability of any obligation of the Guarantors or any other Guarantor under any Transaction Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b)            the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof or from the Guarantors or any other Guarantor or other action to enforce any of the same or (ii) any action to enforce any Transaction Document or any Lien thereunder;

(c)            any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Guarantors, any other Guarantor or any of the Guarantors' other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding; or

(d)            any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Guarantors, any other Guarantor or any of the Guarantors' other Subsidiaries, in each case other than the payment in full of the Guaranteed Obligations.

1.6            Waivers. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest, (b) any notice of acceptance, (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Guarantors or any other Guarantor. Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Guarantors or any other Guarantor by reason of any Transaction Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Company Party or set off any of its obligations to such other Company Party against obligations of such Company Party to such Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance.

1.7            Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Guarantors, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that no Beneficiary shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Beneficiary, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Beneficiary shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Beneficiary, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE II     Miscellaneous

2.1            Reinstatement. Each Guarantor agrees that, if any payment made by any Company Party or other Person and applied to the Guaranteed Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared or sought to be declared to be fraudulent or preferential or otherwise required to be refunded or repaid, then, if, prior to any of the foregoing, any provision of this Guaranty (including the guaranty of such Guarantor hereunder) shall have been terminated, cancelled or surrendered, such provision shall be reinstated in full force and effect and such prior termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Guarantor in respect of the amount of such payment.

2.2            Independent Obligations. The obligations of each Guarantor hereunder are independent of and separate from the Guaranteed Obligations. If any Guaranteed Obligation is not paid when due, or upon any Event of Default, a Holder may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of any Guaranteed Obligation then due, without first proceeding against any other Guarantor or any other Company Party and without first joining any other Guarantor or any other Company Party in any proceeding.

2.3            No Waiver by Course of Conduct. No Beneficiary shall by any act (except by a written instrument pursuant to Section 2.4), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Beneficiary, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Beneficiary of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Beneficiary would otherwise have on any future occasion.

2.4            Amendments in Writing. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except in accordance with Section 5.3(b) (Amendments) of the Purchase Agreement.

2.5            Notices. All notices, requests and demands to or upon any Holder or any Guarantor hereunder shall be effected in the manner provided for in Section 5.4 (Notices) of the Purchase Agreement; provided, that any such notice, request or demand to or upon any Guarantor shall be addressed to each of the Guarantors’ notice address set forth in such Section 5.4.

2.6            Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of each Beneficiary and their successors and assigns; provided, however, that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guaranty except as authorized in the Purchase Agreement.

2.7            Counterparts. This Guaranty may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Guaranty by facsimile transmission or by e-mail shall be as effective as delivery of a manually executed counterpart hereof.

2.8            Interpretation. This Guaranty is a Transaction Document and as such is subject to various interpretative, amendment and third party beneficiary and other miscellaneous provisions set forth in the Purchase Agreement that expressly apply to Transaction Documents, located principally in Article V thereof. In particular, without limitation, none of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except in accordance with Section 5.3(b) (Amendments) of the Purchase Agreement.

2.9            Severability. Any provision of this Guaranty being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Guaranty or any part of such provision in any other jurisdiction.

2.10            Governing Law. This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware.

2.11            Waiver of Jury Trial. Each party hereto hereby irrevocably waives trial by jury in any Proceeding with respect to, or directly or indirectly arising out of, relating to or in connection with, this Guaranty or any other Transaction Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (a) certifies that no other party, no Beneficiary and no affiliate or representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Guaranty by the mutual waivers and certifications in this Section 2.11.

[Signature Pages Follow]

In witness whereof, each of the undersigned has caused this Guaranty to be duly executed and delivered as of the date first above written.

GUARANTORS

VSee Lab, Inc.
as a Guarantor

By:	/s/ Milton Chen
Name: Milton Chen
Title: Chief Executive Officer

iDoc Virtual Telehealth Solutions, Inc.
as a Guarantor

By:	/s/ Imoigele Aisiku
Name: Imoigele Aisiku
Title: Chief Executive Officer

Accepted and Agreed
as of the date first above written:

[HOLDER]

By:	/s/ [HOLDER SIGNATORY]
Name: [HOLDER SIGNATORY]
Title:

[SIGNATURE PAGE TO GUARANTY]